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                                                                  EXHIBIT 3.1(e)

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:01 AM 06/13/1991
                                                             911645037 - 2232700

                            CERTIFICATE OF AMENDMENT
                         TO CERTIFICATE OF INCORPORATION

                            OF THE MENTUS GROUP, INC.

         The Mentus Group, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

         First: That the Board of Directors of the Corporation by written consent executed in lieu of a meeting of all the Directors, adopted resolutions setting forth the proposed amendment to the Certificate of Incorporation of the Corporation. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Corporation shall amend Article 4 of its Certificate of Incorporation to provide that the series of stock designated as 8.25% Convertible Exchangeable Preferred Stock shall have a pay value of $1.00 per share.

         Second: That the common stockholder of the Corporation, by written consent in lieu of a special meeting in with Section 228 of the Delaware General Corporation Law, unanimously approved the amendment.

         Third: That a majority of the holders of the Corporation's 8.25% Convertible Exchangeable Preferred Stock, by written consent in lieu of a special meeting in accordance with Section 228 of the Delaware General Corporation Law, approved the amendment. As provided in Section 228(d) of the Delaware General Corporation Law, written notice of such action has been given to all stockholders that have not consented in writing.


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         Fourth: The Corporation duly adopted the amendment in accordance with the provisions of Section 242 of the Delaware Corporation Law and the Corporation's bylaws.

         The Mentus Group, has caused this to be executed by Charles H. Kratsch,
its President and by Thomas M. Pugliese, its Secretary, as of June   , 1991.


                                         THE MENTUS CORPORATION

                                         By:
                                            -----------------------------------
                                            Charles H. Kratsh, President

ATTEST:

----------------------------------
Thomas M. Pugliese, Secretary



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STATE OF MINNESOTA                  )
                                    )       ss.
County of Hennepin                  )

         On    of June, 1991, before me, the undersigned officer, personally appeared Charles H. Kratsch, who acknowledged himself to be the President of The Mentus Group, Inc., a Delaware corporation, and that be, in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the Corporation by

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                    ------------------------------------
                                                Notary Public

My Commission Expires:

---------------------------------



STATE OF MINNESOTA                  )
                                    )       ss.
County of Hennepin                  )

         On ___ of June, 1991, before me, the undersigned officer, personally appeared Thomas M. Pugliese, who acknowledged himself to be the Secretary of The Mentus Group, Inc., a Delaware corporation, and that be, in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the Corporation by

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                        ------------------------------------
                                                   Notary Public

My Commission Expires:

---------------------------------